AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         PIONEER TAX-MANAGED EQUITY FUND



         The undersigned, being at least a majority of the Trustees of Pioneer Tax-Managed Equity Fund, a Delaware business trust, acting pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust dated August 3, 1999 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective immediately:

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. NAME: The name of the Trust created by this Agreement and Declaration of Trust is "Pioneer Tax-Managed Fund".


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the 5th day of October, 1999.



                                     /S/ MARY K. BUSH
                                    Mary K. Bush, As Trustee
                                    and not individually


                                    /S/ JOHN F. COGAN
                                    John F. Cogan, Jr., As Trustee
                                    and not individually


                                    /S/ RICHARD H. EGDAHL
                                    Richard H. Egdahl, As Trustee
                                    and not individually


                                    /S/ MARGARET B.W. GRAHAM
                                    Margaret B.W. Graham, As Trustee
                                    and not individually


                                    /S/ JOHN W. KENDRICK
                                    John W. Kendrick, As Trustee
                                    and not individually


                                     /S/ MARGUERITE A. PIRET
                                    Marguerite A. Piret, As Trustee
                                    and not individually


                                    /S/ DAVID D. TRIPPLE
                                    David D. Tripple, As Trustee
                                    and not individually


                                    /S/ STEPHEN K. WEST
                                    Stephen K. West, As Trustee
                                    and not individually


                                    /S/ JOHN WINTHROP
                                    John Winthrop, As Trustee
                                    and not individually






lynnr/71976.434/amd_dt.wpf